Exhibit 21.1

Subsidiary	Principal Activity	Date Acquired/Established	ALTN Ownership	Country of Operations
AEG JD 01 Limited	Holding Company	16 March 2022	AEG MH 03 Limited	Ireland
Alternus Europe Limited f/k/a AEG JD 03 Limited	Holding Company	21 March 2022	Alternus Lux 01 S.a.r.l.	Ireland
AEG MH 01 Limited	Holding Company	8 March 2022	Alternus Lux 01 S.a.r.l.	Ireland
AEG MH 02 Limited	Holding Company	8 March 2022	Alternus Europe Limited	Ireland
AEG MH 03 Limited	Holding Company	10 June 2022	AEG MH 01 Limited	Ireland
AEG MH 04 Limited	Holding Company	16 January 2024	Alternus Lux 01 S.a.r.l.	Ireland
Solis Bond Company DAC	Holding Company	16 October 2020	Alternus Europe Limited	Ireland
AED Italia-01 S.r.l.	SPV	8 November 2021	AEG MH 02 Limited	Italy
AED Italia-02 S.r.l.	SPV	29 November 2021	AEG MH 02 Limited	Italy
AED Italia-03 S.r.l.	SPV	29 November 2021	AEG MH 02 Limited	Italy
AED Italia-04 S.r.l.	SPV	29 November 2021	AEG MH 02 Limited	Italy
AED Italia-05 S.r.l.	SPV	12 November 2021	AEG MH 02 Limited	Italy
AED Italia-06 S.r.l.	SPV	2 August 2022	AEG MH 02 Limited	Italy
AED Italia-07 S.r.l.	SPV	2 August 2022	AEG MH 02 Limited	Italy
AED Italia-08 S.r.l.	SPV	5 August 2022	AEG MH 02 Limited	Italy
PC-Italia-01 S.r.l.	Sub-Holding SPV	9 September 2016	AEG MH 02 Limited	Italy
PC-Italia-03 S.r.l.	SPV	10 July 2020	AEG MH 02 Limited	Italy
PC-Italia-04 S.r.l.	SPV	3 August 2020	AEG MH 02 Limited	Italy
Risorse Solari III S.r.l.	SPV	3 August 2021	AEG MH 02 Limited	Italy
Risorse Solari I S.r.l.	SPV	27 July 2021	AEG MH 02 Limited	Italy
Alternus LUX 01 S.a.r.l.	Holding Company	5 October 2022	Alternus Clean Energy, Inc.	Luxembourg
F.R.A.N. Energy Investment S.r.l.	SPV	12 July 2019	Solis Bond Company DAC	Romania
Power Clouds S.r.l.	SPV	18 July 2019	Solis Bond Company DAC	Romania
LJG Green Source Energy Beta S.r.l	SPV	29 July 2021	Solis Bond Company DAC	Romania
Ecosfer Energy S.r.l.	SPV	30 July 2021	Solis Bond Company DAC	Romania
Lucas EST S.r.l.	SPV	30 July 2021	Solis Bond Company DAC	Romania
Alternus Iberia S.L.	SPV	4 August 2021	AEG MH 02 Limited	Spain
Alt Spain 03, S.L.U.	SPV	31 May 2022	Alt Spain Holdco S.L.U.	Spain
Alt Spain 04, S.L.U.	SPV	31 May 2022	Alt Spain Holdco, S.L.U.	Spain
Alt Spain Holdco, S.L.U.	Holding Company	14 July 2022	AEG MH 02 Limited	Spain
New Frog Projects S.L.	SPV	31 July 2023	Alt Spain HoldCo, S.L.U.	Spain
ALT Alliance LLC	Holding Company	15 September 2023	Alternus Clean Energy, Inc.	USA
Alternus Energy Americas Inc.	Holding Company	10 May 2021	Alternus Clean Energy, Inc.	USA
ALT US 01 LLC	Holding Company	6 December 2021	Alternus Energy Americas Inc.	USA
ALT US 02 LLC	Holding Company	8 March 2022	Alternus Energy Americas Inc.	USA
ALT US 03 LLC (Walking Horse Solar, LLC)	Holding Company	4 May 2022	Alternus Energy Americas Inc.	USA
ALT US 04 LLC (Dancing Horse, LLC)	Holding Company	14 September 2022	Alternus Energy Americas Inc.	USA
ALT US 05 LLC	Holding Company	21 September 2023	Alternus Energy Americas Inc	USA
ALT US 06 LLC	Holding Company	30 October 2023	Alternus Energy Americas Inc	USA
ALT US 07 LLC (River Song Solar LLC)	Holding Company	14 November 2023 (Est. December 2022)	Alternus Energy Americas Inc	USA
ALT US 08 LLC	Holding Company	3 January 2024	Alternus Energy Americas Inc	USA
Dancing Horse, LLC	SPV	Filed: 12 May 2021 Acquired: 31 July 2023	ALT US 04 LLC	USA
Lightwave Renewables, LLC	SPV	Acquired. 29 June 2022 (Est. 17 December 2020)	ALT US 02 LLC	USA
Walking Horse Solar, LLC	SPV	Acquired: 28 Feb. 2023 (Est. 15 Dec. 2020)	ALT US 03 LLC	USA
River Song Solar, LLC	SPV	Acquired 12 Dec. 2023 (Est. 28 Dec. 2022)	ALT US 07 LLC	USA
ALT US AM LLC	SPV	11 March 2024	Alternus Energy Americas Inc.	USA